                                                                     EXHIBIT 21

   Subsidiaries of the Registrant (1), (2) and (3)

                             AT DECEMBER 31, 2001


                                                                Percentage of
                                                              Voting Securities
                                                               Owned Directly       State or
                                                              or Indirectly by     Country of
                                                                 Registrant       Organization
                                                              ----------------- -----------------
Aera Energy, LLC (5).........................................         48.2      California
Al-Jubail Petrochemical Company (4) (5)......................         50        Saudi Arabia
Ampolex (CEPU) Pte Ltd.......................................        100        Singapore
Ancon Insurance Company, Inc.................................        100        Vermont
BEB Erdgas und Erdoel GmbH (4) (5)...........................         50        Germany
Cameroon Oil Transportation Company S.A. (5).................         34.6      Cameroon
Caspian Pipeline Consortium (5)..............................          7.5      Russia/Kazakhstan
Castle Peak Power Company Limited (5)........................         60        Hong Kong
Chalmette Refining, LLC (4) (5)..............................         50        Delaware
Compania Minera Disputada de Las Condes Limitada.............        100        Chile
Delhi Petroleum Pty. Ltd.....................................        100        Australia
Duke Energy Trading and Marketing, LLC (5)...................         40        Delaware
Esso Australia Resources Pty Ltd.............................        100        Australia
Esso Austria GmbH............................................        100        Austria
Esso Brasileira de Petroleo Limitada.........................        100        Brazil
ESSO BVBA/SPRL...............................................        100        Belgium
Esso Capital B.V.............................................        100        Netherlands
Esso Chile Petrolera Limitada................................        100        Chile
ESSO Deutschland GmbH........................................        100        Germany
Esso Espanola, S. L..........................................        100        Spain
Esso Exploration and Production Angola (Block 33) Limited....        100        Bahamas
Esso Exploration and Production Chad Inc.....................        100        Delaware
Esso Exploration and Production Nigeria (Deepwater) Limited..        100        Nigeria
Esso Exploration and Production Nigeria Limited..............        100        Nigeria
Esso Exploration and Production Norway AS....................        100        Norway
Esso Exploration and Production UK Limited...................        100        England
Esso Exploration Angola (Block 15) Limited...................        100        Bahamas
Esso Exploration Angola (Block 17) Limited...................        100        Bahamas
Esso Holding Company Singapore Limited.......................        100        Bahamas
Esso Ireland Limited.........................................        100        Ireland
Esso Italiana S.r.l..........................................        100        Italy
Esso Malaysia Berhad.........................................         65        Malaysia
Esso Natuna Ltd..............................................        100        Bahamas
Esso Nederland B.V...........................................        100        Netherlands
Esso Norge AS................................................        100        Norway
Esso Petrolera Argentina Sociedad de Responsabilidad Limitada        100        Argentina
Esso Petroleum Company, Limited..............................        100        England
Esso Pipeline Investments Limited............................        100        Bahamas
ESSO Schweiz GmbH............................................        100        Switzerland
Esso Sekiyu Yugen Kaisha.....................................        100        Japan
Esso Societe Anonyme Francaise...............................         81.548    France
Esso Standard Oil Company (Puerto Rico)......................        100        Puerto Rico

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

                                                      Percentage of
                                                    Voting Securities
                                                     Owned Directly     State or
                                                    or Indirectly by   Country of
                                                       Registrant     Organization
                                                    ----------------- ------------
Esso (Thailand) Public Company Limited.............         87.5      Thailand
Esso Trading Company of Abu Dhabi..................        100        Delaware
Exxon Azerbaijan Limited...........................        100        Bahamas
Exxon Capital Corporation..........................        100        New Jersey
Exxon Chemical Arabia Inc..........................        100        Delaware
Exxon Chemical Asset Management Partnership........         91.01     Delaware
Exxon Equity Holding Company.......................        100        Delaware
Exxon Land Development, Inc........................        100        Arizona
Exxon Luxembourg Holdings LLC......................        100        Delaware
Exxon Mobile Bay Limited Partnership...............         92.68     Delaware
Exxon Neftegas Limited.............................        100        Bahamas
Exxon Overseas Corporation.........................        100        Delaware
Exxon Overseas Investment Corporation..............        100        Delaware
Exxon Yemen Inc....................................        100        Delaware
ExxonMobil Alaska Production Inc...................        100        Delaware
ExxonMobil Asia Pacific Pte. Ltd...................        100        Singapore
ExxonMobil Aviation International Limited..........        100        England
ExxonMobil Canada Ltd..............................        100        Canada
ExxonMobil Central Europe Holding GmbH.............        100        Germany
ExxonMobil Chemical Antwerp Ethylene...............        100        Belgium
ExxonMobil Chemical Films Europe, Inc..............        100        Delaware
ExxonMobil Chemical France SARL....................         99.77     France
ExxonMobil Chemical International Services Limited.        100        Hong Kong
ExxonMobil Chemical Holland B.V....................        100        Netherlands
ExxonMobil Chemical Holland LLC....................        100        Delaware
ExxonMobil Chemical Limited........................        100        England
ExxonMobil Chemical Olefins Inc....................        100        Delaware
ExxonMobil Chemical Operations Private Limited.....        100        Singapore
ExxonMobil Chemical Polymeres SNC..................         99.77     France
ExxonMobil de Colombia S.A.........................         97.798    Colombia
ExxonMobil Egypt (S.A.E.)..........................        100        Egypt
ExxonMobil Energy Limited..........................        100        Hong Kong
ExxonMobil Exploration and Production Malaysia Inc.        100        Delaware
ExxonMobil Far East Holdings Ltd...................        100        Bahamas
ExxonMobil Finance B.V.............................        100        Netherlands
ExxonMobil Global Services Company.................        100        Delaware
ExxonMobil Holding Company Holland LLC.............        100        Delaware
ExxonMobil Holding Norway AS.......................        100        Norway
ExxonMobil Hong Kong Limited.......................        100        Hong Kong
ExxonMobil International Holdings Inc..............        100        Delaware
ExxonMobil International Services, SARL............        100        Luxembourg
ExxonMobil Kazakhstan Inc..........................        100        Bahamas
ExxonMobil Kazakhstan Ventures Inc.................        100        Delaware
ExxonMobil Luxembourg & Cie, SCA...................        100        Luxembourg
ExxonMobil Luxembourg UK, SARL.....................        100        Luxembourg
ExxonMobil Malaysia Sdn. Bhd.......................        100        Malaysia

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

                                                         Percentage of
                                                       Voting Securities
                                                        Owned Directly     State or
                                                       or Indirectly by   Country of
                                                          Registrant     Organization
                                                       ----------------- ------------
ExxonMobil Oil Corporation............................        100        New York
ExxonMobil Oil Indonesia Inc..........................        100        Delaware
ExxonMobil Oil Singapore Pte. Ltd.....................        100        Singapore
ExxonMobil Pipeline Company...........................        100        Delaware
ExxonMobil Sales and Supply Corporation...............        100        Delaware
Fina Antwerp Olefins N.V. (5).........................         35        Belgium
Imperial Oil Limited..................................         69.6      Canada
Infineum Holdings B.V. (5)............................         49.963    Netherlands
Infineum USA L.P. (4) (5).............................         50        Delaware
International Colombia Resources Corporation LLC......        100        Delaware
Mineraloelraffinerie Oberrhein GmbH & Co. KG (5)......         25        Germany
Mobil Argentina S.A...................................         99.999    Argentina
Mobil Australia Resources Company Pty Limited.........        100        Australia
Mobil Business Resources Corporation..................        100        Delaware
Mobil California Exploration & Producing Asset Company        100        Delaware
Mobil Caspian Pipeline Company........................        100        Delaware
Mobil Cerro Negro, Ltd................................        100        Delaware
Mobil Corporation.....................................        100        Delaware
Mobil Equatorial Guinea Inc...........................        100        Delaware
Mobil Erdgas-Erdoel GmbH..............................         99.999    Germany
Mobil Exploration and Development Argentina Inc.......        100        Delaware
Mobil Exploration & Producing Australia Pty Ltd.......        100        Australia
Mobil Exploration and Producing North America Inc.....        100        Nevada
Mobil Exploration Indonesia Inc.......................        100        Delaware
Mobil Exploration Nigeria Inc.........................        100        Delaware
Mobil Exploration Norway Inc..........................        100        Delaware
Mobil Fairfax Inc.....................................        100        Delaware
Mobil Gas Marketing (U.K.) Limited....................        100        England
Mobil International Petroleum Corporation.............        100        Delaware
Mobil Investments Inc.................................        100        Delaware
Mobil (Legendre) Pty Ltd..............................        100        Australia
Mobil North Sea Limited...............................        100        Delaware
Mobil Oil Abu Dhabi Inc...............................        100        Delaware
Mobil Oil Australia Pty Ltd...........................        100        Australia
Mobil Oil Exploration & Producing Southeast Inc.......        100        Delaware
Mobil Oil Francaise...................................         99.986    France
Mobil Oil Hong Kong Limited...........................        100        Hong Kong
Mobil Oil New Zealand Limited.........................        100        New Zealand
Mobil Oil Nigeria Public Limited Company..............         60        Nigeria
Mobil Producing Netherlands Inc.......................        100        Delaware
Mobil Producing Nigeria Unlimited.....................        100        Nigeria
Mobil Producing Texas & New Mexico Inc................        100        Delaware
Mobil Qatargas Inc....................................        100        Delaware
Mobil QM Gas Inc......................................        100        Delaware

                                                    Percentage of
                                                  Voting Securities
                                                   Owned Directly       State or
                                                  or Indirectly by     Country of
                                                     Registrant       Organization
                                                  ----------------- ----------------
Mobil Refining Australia Pty Ltd.................        100        Australia
Mobil Sekiyu Yugen Kaisha........................        100        Japan
Mobil Shipping and Transportation Company........        100        Marshall Islands
Mobil U.S. Properties Inc........................        100        Delaware
Mobil Yanbu Petrochemical Company Inc............        100        Delaware
Mobil Yanbu Refining Company Inc.................        100        Delaware
Nederlandse Aardolie Maatschappij B.V. (4)(5)....         50        Netherlands
oy Esso ab.......................................        100        Finland
Paxon Polymer Company, L.P. II...................         97.12     Delaware
Qatar Liquefied Gas Company Limited (5)..........         10        Qatar
Qenos Holdings Pty., Limited (4)(5)..............         50        Australia
Ras Laffan Liquefied Natural Gas Company Ltd. (5)         26.5      Qatar
Saudi Aramco Mobil Refinery Company Ltd. (4) (5).         50        Saudi Arabia
Saudi Yanbu Petrochemical Co. (4) (5)............         50        Saudi Arabia
Schubert Beteiligungs-GmbH.......................         73.55     Germany
SeaRiver Maritime Financial Holdings, Inc........        100        Delaware
SeaRiver Maritime, Inc...........................        100        Delaware
Standard Marine Tonsberg AS......................        100        Norway
Superior Oil (U.K.) Limited......................        100        England
Tengizchevroil (5)...............................         25        Kazakhstan
TonenGeneral Sekiyu K.K..........................         50.021    Japan

--------
NOTES:

(1) For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
(2) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
(3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).
(4) The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
(5) The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.

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